Exhibit 99.1
FOR IMMEDIATE RELEASE
AMB PROPERTY CORPORATION® ANNOUNCES THIRD QUARTER 2010 RESULTS
SAN FRANCISCO, October 20, 2010 — AMB Property Corporation® (NYSE: AMB), a leading owner, operator and developer of global industrial real estate, today reported results for the third quarter of 2010. Funds from operations, as adjusted, per fully diluted share and unit (“FFOPS, as adjusted”) was $0.32 for the third quarter of 2010, as compared to $0.71 for the same quarter in 2009. The year-over-year change was primarily due to higher development profits recognized in the third quarter of 2009. FFO, as adjusted for the third quarter of 2010, excludes $0.02 of restructuring and debt extinguishment charges.
Net income available to common stockholders per fully diluted share (“EPS”) for the third quarter of 2010 was $0.04, as compared to $0.43 for the same quarter in 2009. The year-over-year change was primarily due to higher development profits recognized in 2009 relative to 2010.
“Third-quarter results were ahead of plan across the globe and we made significant progress on our business priorities,” said Hamid R. Moghadam, chairman & CEO. “In the United States, industrial real estate markets experienced positive net absorption, after an unprecedented 11 quarters of rising vacancy rates. The timing of this turnaround is consistent with the forecast we communicated in June 2009, and we expect to see net absorption remain positive throughout the fourth quarter of 2010 and into 2011.”
Owned and Managed Portfolio Operating Results
Occupancy in AMB’s operating portfolio was 92.6 percent at September 30, 2010, up 80 basis points from June 30, 2010. Average occupancy during the third quarter was 91.7 percent. Cash-basis same store net operating income (“SS NOI”), without the effect of lease termination fees, decreased 3.0 percent in the third quarter of 2010 compared with the same period in 2009, driven primarily by increased levels of free rent. Average rent on renewals and rollovers in AMB’s operating portfolio decreased 11.8 percent for the trailing four quarters ended September 30, 2010.
Leasing Activity
The company commenced leases totaling approximately 8.1 million square feet (751,100 square meters) in its global operating portfolio during the quarter and 32.2 million square feet (3.0 million square meters) for the trailing four quarters ended September 30, 2010. In addition, AMB leased approximately 1.7 million square feet (158,700 square meters) in its global development portfolio during the third quarter and 7.0 million square feet (649,100 square meters) for the trailing four quarters ended September 30, 2010.
Investment Activity
During the quarter, the company acquired five assets for a total investment of $110.9 million including $74.8 million for AMB U.S. Logistics Fund, $12.5 million for AMB Europe Fund I and $23.6 million for AMB’s wholly-owned portfolio. Year-to-date acquisition investments total $199.1 million. The company also acquired its first land parcel in Rio de Janeiro, the third acquisition
Pier 1, Bay 1 San Francisco, California 94111 United States Main +1 415 394 9000 Fax +1 415 394 9001

through its joint venture with Cyrela Commercial Properties (CCP). Its 86 acres have estimated build-out potential of 1.5 million square feet (143,200 square meters).
New development starts in the quarter totaled approximately 920,500 square feet (85,500 square meters) in Brazil and China, with an estimated total investment of $70 million.
During the quarter, AMB formed AMB Mexico Fondo Logistico, the first-of-its kind industrial venture for Mexican pension plans (AFORES). The company raised third-party capital of $3.3 billion pesos (USD $242.7 million) and committed USD $60.7 million for a total equity of USD $303.4 million.
As previously announced, the company’s two open-end funds received capital commitments totaling $95.1 million during the third-quarter, comprising:
•	$50.5 million in third-party equity in AMB U.S. Logistics Fund; and

•	$44.6 million in third-party equity in AMB Europe Fund I.
Subsequent to quarter end, AMB invested $100 million, including $50 million in AMB U.S. Logistics Fund and $50 million in AMB Europe Fund I.
Disposition Activities
During the third quarter, the company completed property dispositions of $39.4 million, with a 7.7 percent stabilized capitalization rate. The sale of three operating assets and two development properties in the Americas and Europe represent the disposition of non-strategic assets that achieved maximum value. During the first three quarters of 2010, the company completed property dispositions and contributions of $97.3 million, with a stabilized capitalization rate of 7.2 percent.
Financing Activities
During the third quarter the company completed approximately $1.4 billion of new financings, including $566 million of wholly owned debt and $789 million for its co-investment ventures in Europe, Japan, and the U.S.
Additionally, AMB has $1.6 billion of capital markets transactions currently being negotiated. This activity includes the renewal of its two lines of credit, a corporate term loan and $415 million of refinancing for AMB U.S. Logistics Fund. The net effect of all activity both completed and underway for the AMB U.S. Logistics Fund is to extend the weighted average maturity from more than four to over seven years, and reduce the Fund’s cost of capital by approximately 30 basis points.
AMB expects to complete approximately $3.0 billion of capital markets activity in the second half of 2010.
“We had the most active quarter of capital markets activity in the company’s 27-year history,” said Thomas S. Olinger, AMB’s chief financial officer. “We are fortunate to have the ability to take advantage of the favorable interest rate environment and further term out our medium and long-term debt maturities. We are in an excellent position; we have the capital in place and the ability to access attractive financing globally, which will fuel our growth opportunities going forward.”

The company’s liquidity at September 30, 2010 was approximately $1.7 billion, consisting of approximately $1.5 billion of availability on its lines of credit and more than $200 million of unrestricted cash and cash equivalents.
FFO Guidance
The company maintains its previously announced FFO, as adjusted, guidance for 2010 and 2011. Announced last month at AMB’s Investor Forum, full-year 2010 Core FFO, as adjusted, guidance remains $1.20 to $1.26 per share, and full-year 2011 Core FFO, as adjusted, guidance of $1.30 to $1.40 per share, excluding the recognition of gains from development activities, early debt extinguishment costs and restructuring charges.
Supplemental Earnings Measure
Included in the footnotes to the company’s attached financial statements is a discussion of why management believes FFO, as adjusted, and FFOPS, as adjusted (the “FFO Measures, as adjusted”) are useful supplemental measures of operating performance, ways in which investors might use the FFO Measures, as adjusted, when assessing the company’s financial performance and the limitations of the FFO Measures, as adjusted, as a measurement tool. Reconciliation from net income to the FFO Measures, as adjusted, are provided in the attached tables and published in the company’s quarterly supplemental analyst package, available on the company’s website at www.amb.com.
AMB defines NOI as rental revenues, including reimbursements, less property operating expenses. NOI excludes depreciation, amortization, general and administrative expenses, restructuring charges, real estate impairment losses, development profits (losses), gains (losses) from sale or contribution of real estate interests, and interest expense. AMB believes that net income, as defined by GAAP, is the most appropriate earnings measure. However, NOI is a useful supplemental measure calculated to help investors understand AMB’s operating performance, excluding the effects of gains (losses), costs and expenses which are not related to the performance of the assets. NOI is widely used by the real estate industry as a useful supplemental measure, which helps investors compare AMB’s operating performance with that of other companies. Real estate impairment losses have been excluded in deriving NOI because AMB does not consider its impairment losses to be a property operating expense. AMB believes that the exclusion of impairment losses from NOI is a common methodology used in the real estate industry. Real estate impairment losses relate to the changing values of AMB’s assets but do not reflect the current operating performance of the assets with respect to their revenues or expenses. AMB’s real estate impairment losses are non-cash charges which represent the write down in the value of assets when estimated fair value over the holding period is lower than current carrying value. The impairment charges were principally a result of increases in estimated capitalization rates and deterioration in market conditions that adversely impacted underlying real estate values. Therefore, the impairment charges are not related to the current performance of AMB’s real estate operations and should be excluded from its calculation of NOI.
AMB considers SS NOI to be a useful supplemental measure of our operating performance for properties that are considered part of the same store pool. AMB defines Cash-basis SS NOI as NOI on a same store basis excluding straight line rents and amortization of lease intangibles. Same store pool includes all properties that are owned as of the end of both the current and prior year reporting periods and excludes development properties for both the current and prior reporting periods. The same store pool is set annually and excludes properties purchased and developments stabilized after December 31, 2008. AMB considers SS NOI to be an appropriate and useful supplemental performance measure because it reflects the operating performance of the real estate portfolio excluding effects of non-cash adjustments and provides a better measure of actual cash basis rental growth for a year-over-year comparison. In addition, AMB believes that SS NOI helps investors compare the operating performance of AMB’s real estate as compared to other companies. While SS NOI is a relevant and widely used measure of operating performance of real estate investment trusts, it does not represent cash flow from operations or net income as defined by GAAP and should not be considered as an alternative to those measures in evaluating our liquidity or operating performance. SS NOI also does not reflect general and administrative expenses, interest expenses, real estate impairment losses, depreciation and amortization costs, capital expenditures and leasing costs, or trends in development and construction activities that could materially impact our results from operations. Further, AMB’s computation of SS NOI may not be comparable to that of other real estate companies, as they may use different methodologies for calculating SS NOI. Reconciliation from net income to SS NOI is provided in the attached tables and published in the company’s quarterly supplemental analyst package, available on the company’s website at www.amb.com.
The following table reconciles consolidated cash-basis SS NOI and NOI from net loss for the three and nine months ended September 30, 2010 and 2009 (dollars in thousands):

	For the Quarters Ended		For the Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
Net income (loss)	$13,592	$76,464	$22,285	$(17,858)
Private capital income	(7,569)	(7,886)	(21,859)	(27,376)
Depreciation and amortization	50,590	45,975	145,437	124,808
Real estate impairment losses	—	—	—	172,059
General and administrative and fund costs	28,861	27,409	91,371	84,947
Restructuring charges	1,029	—	4,874	3,824
Total other income and expenses	30,058	22,618	80,991	49,542
Total discontinued operations	(12,237)	(64,045)	(18,450)	(92,157)

NOI	104,324	100,535	304,649	297,789
Less non same-store NOI	(19,450)	(12,719)	(50,770)	(32,506)
Less non cash adjustments(1)	(1,652)	(835)	(6,895)	(1,179)

Cash-basis same-store NOI	$83,222	$86,981	$246,984	$264,104

Less lease termination fees	$(1,649)	$(1,297)	$(2,882)	$(2,446)

Cash-basis same-store NOI, excluding lease termination fees	$81,573	$85,684	$244,102	$261,658

(1)	Non-cash adjustments include straight line rents and amortization of lease intangibles for the same store pool only.
“Owned and managed” is defined by the company as assets in which the company has at least a 10 percent ownership interest, is the property or asset manager, and which it currently intends to hold for the long-term.
Conference Call Information
The company will host a conference call to discuss third quarter 2010 results on Wednesday, October 20, 2010 at 10:00 AM PDT / 1:00 PM EDT. Stockholders and interested parties may listen to a live broadcast of the conference call by dialing 877 447 8218 (from the U.S. and Canada)

or +1 706 643 7823 (from all other countries) and using reservation code 14520097. A webcast can be accessed through the company’s website at www.amb.com in the Investor Relations section.
If you are unable to listen to the live conference call, a telephone and webcast replay will be available through the company’s website at www.amb.com in the Investor Relations section until 8:00 PM EST/5:00 PM PST on Friday, November 19, 2010 at 800 642 1687 (from the U.S. and Canada) or +1 706 645 9291 (from all other countries), with the reservation code 14520097. The webcast and podcast will be available for the same time period and can be accessed through the company’s website at www.amb.com in the Investor Relations section.
AMB Property Corporation.® Local partner to global trade.™
AMB Property Corporation® is a leading owner, operator and developer of global industrial real estate, focused on major hub and gateway distribution markets in the Americas, Europe and Asia. As of September 30, 2010, AMB owned, or had investments in, on a consolidated basis or through unconsolidated joint ventures, properties and development projects expected to total approximately 158.4 million square feet (14.7 million square meters) in 49 markets within 15 countries. AMB invests in properties located predominantly in the infill submarkets of its targeted markets. The company’s portfolio comprises High Throughput Distribution® facilities—industrial properties built for speed and located near airports, seaports and ground transportation systems.
AMB’s press releases are available on the company website at www.amb.com or by contacting the Investor Relations department at +1 415 394 9000.
Some of the information included in this press release contains forward-looking statements, such as those related to positive net absorption, future investments in AMB Mexico Fondo Logistico, renewal of our lines of credit, future financing activity including a corporate term loan and USLF refinancings, extension of USLF debt maturities and the reduction of USLF’s cost of capital, ability to access attractive financing globally, take advantage of current interest rates and term out our debt maturities, our growth opportunities, retention of our target leverage levels, operating forecasts, the recovery of our operating performance, long term prospects for AMB and industrial real estate, the recovery of leading business indicators, estimated build-out potential of AMB’s acquisitions, estimated total investment of development starts, 2010 and 2011 results and FFO, as adjusted, guidance, which are made pursuant to the safe-harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause our actual results to differ materially from those in the forward-looking statements, and you should not rely on the forward-looking statements as predictions of future events. The events or circumstances reflected in forward-looking statements might not occur. You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “pro forma,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases. You can also identify forward-looking statements by discussions of strategy, plans or intentions. Forward-looking statements are necessarily dependent on assumptions, data or methods that may be incorrect or imprecise and we may not be able to realize them. We caution you not to place undue reliance on forward-looking statements, which reflect our analysis only and speak only as of the date of this report or the dates indicated in the statements. We assume no obligation to update or supplement forward-looking statements. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: changes in general economic conditions in California, the U.S. or globally (including financial market fluctuations), global trade or in the real estate sector (including risks relating to decreasing real estate valuations and impairment charges); risks associated with using debt to fund the company’s business activities, including refinancing and interest rate risks (including inflation risks); the company’s failure to obtain, renew, or extend necessary financing or access the debt or equity markets; the company’s failure to maintain its current credit agency ratings or comply with its debt covenants; risks related to the company’s obligations in the event of certain defaults under co-investment venture and other debt; risks associated with equity and debt securities financings and issuances (including the risk of dilution); defaults on or non-renewal of leases by customers or renewal at lower than expected rent or failure to lease at all or on expected terms; difficulties in identifying properties, portfolios of properties, or interests in real-estate related entities or platforms to acquire and in effecting acquisitions on advantageous terms and the failure of acquisitions to perform as the company expects; unknown liabilities acquired in connection with the acquired properties, portfolios of properties, or interests in real-estate related entities; the company’s failure to successfully integrate acquired properties and operations; risks and uncertainties affecting property development, redevelopment and value-added conversion (including construction delays, cost overruns, the company’s inability to obtain necessary permits and financing, the company’s inability to lease properties at all or at favorable rents and terms, and public opposition to these activities); the company’s failure to set up additional funds, attract additional investment in existing funds or to contribute properties to its co-investment ventures due to such factors as its inability to acquire, develop, or lease properties that meet the investment criteria of such ventures, or the co-investment ventures’ inability to access debt and equity capital to pay for property contributions or their allocation of available capital to cover other capital requirements; risks and uncertainties relating to the disposition of properties to third parties and the company’s ability to effect such transactions on advantageous terms and to timely reinvest proceeds from any such dispositions; risks of doing business internationally and global expansion, including unfamiliarity with the new markets and currency and hedging risks; risks of changing personnel and roles; risks related to suspending, reducing or changing the company’s dividends; losses in excess of the company’s insurance coverage; changes in local, state and federal regulatory requirements, including changes in real estate and zoning laws; increases in real property tax rates; risks associated with the company’s tax structuring; increases in interest rates and operating costs or greater than expected capital expenditures; environmental uncertainties; risks related to natural disasters; and our failure to qualify and maintain our status as a real estate investment trust. Our success also depends upon economic trends generally, various market conditions and fluctuations and those other risk factors discussed under the heading “Risk Factors” and elsewhere in our most recent annual report on Form 10-K for the year ended December 31, 2009.
AMB CONTACTSmailto:

Tracy A. Ward	Jon M. Boilard
Vice President, IR & Corporate Communications	Director, Media and Public Relations
Direct +1 415 733 9565	Direct +1 415 733 9561
Email tward@amb.com	Email jboilard@amb.com
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	For the Quarters Ended September 30,		For the Nine Months Ended September 30,
	2010	2009	2010	2009
Revenues
Rental revenues	$151,127	$145,681	$447,129	$432,889
Private capital revenues	7,569	7,886	21,859	27,376

Total revenues	158,696	153,567	468,988	460,265

Costs and expenses
Property operating costs	(46,803)	(45,146)	(142,480)	(135,100)
Depreciation and amortization	(50,590)	(45,975)	(145,437)	(124,808)
General and administrative	(28,715)	(27,169)	(90,758)	(84,123)
Restructuring charges	(1,029)	—	(4,874)	(3,824)
Fund costs	(146)	(240)	(613)	(824)
Real estate impairment losses	—	—	—	(172,059)
Other expenses(1)	(1,330)	(3,049)	(1,251)	(6,593)

Total costs and expenses	(128,613)	(121,579)	(385,413)	(527,331)

Other income and expenses
Development profits, net of taxes	717	1,220	5,719	34,506
Equity in earnings of unconsolidated joint ventures, net	3,348	3,257	12,416	7,507
Other income(1)	1,299	3,452	2,035	3,911
Interest expense, including amortization	(32,125)	(27,498)	(97,364)	(88,216)
Loss on early extinguishment of debt	(1,967)	—	(2,546)	(657)

Total other income and expenses, net	(28,728)	(19,569)	(79,740)	(42,949)

Income (loss) from continuing operations	1,355	12,419	3,835	(110,015)
Discontinued operations
Income attributable to discontinued operations	742	2,609	2,707	2,017
Development profits, net of taxes	—	53,002	—	53,002
Gains from sale of real estate interests, net of taxes	11,495	8,434	15,743	37,138

Total discontinued operations	12,237	64,045	18,450	92,157

Net income (loss)	13,592	76,464	22,285	(17,858)
Noncontrolling interests’ share of net income (loss)
Joint venture partners’ share of net income	(2,527)	(6,058)	(4,220)	(8,829)
Joint venture partners’ and limited partnership unitholders’ share of development profits	(6)	(1,388)	(93)	(2,445)
Preferred unitholders	—	(1,431)	—	(4,295)
Limited partnership unitholders	(132)	(447)	(5)	3,543

Total noncontrolling interests’ share of net income (loss)	(2,665)	(9,324)	(4,318)	(12,026)

Net income (loss) attributable to AMB Property Corporation	10,927	67,140	17,967	(29,884)
Preferred stock dividends	(3,952)	(3,952)	(11,856)	(11,856)
Allocation to participating securities(2)	(340)	(398)	(1,021)	(773)

Net income (loss) available to common stockholders	$6,635	$62,790	$5,090	$(42,513)

Net income (loss) per common share (diluted)	$0.04	$0.43	$0.03	$(0.33)

Weighted average common shares (diluted)	166,997	145,659	160,187	129,860

(1)	Includes changes in liabilities and assets associated with AMB’s deferred compensation plan for the three and nine months ended September 30, 2010 of $1,086 and $391, respectively.

(2)	Represents net income attributable to AMB Property Corporation, net of preferred stock dividends, allocated to outstanding unvested restricted shares. For the three and nine months ended September 30, 2010, there were 1,216 unvested restricted shares outstanding. For the three and nine months ended September 30, 2009, there were 920 unvested restricted shares outstanding.

CONSOLIDATED STATEMENTS OF FUNDS FROM OPERATIONS, AS ADJUSTED(1)
(in thousands, except per share data)

	For the Quarters Ended September 30,		For the Nine Months Ended September 30,
	2010	2009	2010	2009
Net income (loss) available to common stockholders	$6,635	$62,790	$5,090	$(42,513)
Gains from sale or contribution of real estate interests, net of taxes	(11,495)	(8,434)	(15,743)	(37,138)
Depreciation and amortization
Total depreciation and amortization	50,590	45,975	145,437	124,808
Discontinued operations’ depreciation	890	1,260	3,224	5,202
Non-real estate depreciation	(1,969)	(1,927)	(6,526)	(6,017)
Adjustment for depreciation on development profits	—	—	(1,546)	—
Adjustments to derive FFO, as adjusted from consolidated joint ventures
Joint venture partners’ noncontrolling interests (Net income)	2,527	6,058	4,220	8,829
Limited partnership unitholders’ noncontrolling interests (Net income (loss))	132	447	5	(3,543)
Limited partnership unitholders’ noncontrolling interests (Development profits)	11	1,388	117	2,445
FFO, as adjusted attributable to noncontrolling interests	(7,855)	(8,587)	(20,797)	(24,326)
Adjustments to derive FFO, as adjusted from unconsolidated joint ventures
AMB’s share of net income	(3,348)	(3,257)	(12,416)	(7,507)
AMB’s share of FFO, as adjusted	15,936	11,079	45,833	35,000
Adjustments for impairments, restructuring charges and debt extinguishment
Real estate impairment losses	—	—	—	172,059
Discontinued operations’ real estate impairment losses	—	—	—	9,794
Restructuring charges	1,029	—	4,874	3,824
Loss on early extinguishment of debt	1,967	—	2,546	657
Allocation to participating securities(2)	(52)	(261)	(125)	(889)

Funds from operations, as adjusted(1)	$54,998	$106,531	$154,193	$240,685

FFO, as adjusted per common share and unit (diluted)	$0.32	$0.71	$0.94	$1.80

Weighted average common shares and units (diluted)	170,985	149,088	164,277	133,351

(1)	Funds From Operations, as adjusted (“FFO, as adjusted”) and Funds From Operations Per Share and Unit, as adjusted (“FFOPS, as adjusted”) (together with FFO, as adjusted and FFOPS, as adjusted, the “FFO Measures, as adjusted”). AMB believes that net income, as defined by U.S. GAAP, is the most appropriate earnings measure. However, AMB considers funds from operations, as adjusted (or FFO, as adjusted) and FFO, as adjusted, per share and unit (or FFOPS, as adjusted) to be useful supplemental measures of its operating performance. AMB defines FFOPS, as adjusted, as FFO, as adjusted, per fully diluted weighted average share of AMB’s common stock and operating partnership units. AMB calculates FFO, as adjusted, as net income (or loss) available to common stockholders, calculated in accordance with U.S. GAAP, less gains (or losses) from dispositions of real estate held for investment purposes and real estate-related depreciation, and adjustments to derive AMB’s pro rata share of FFO, as adjusted, of consolidated and unconsolidated joint ventures. This calculation also includes adjustments for items as described below.
Unless stated otherwise, AMB includes the gains from development, including those from value-added conversion projects, before depreciation recapture, as a component of FFO, as adjusted. AMB believes gains from development should be included in FFO, as adjusted, to more completely reflect the performance of one of our lines of business. AMB believes that value-added conversion dispositions are in substance land sales and as such should be included in FFO, as adjusted, consistent with the real estate investment trust industry’s long standing practice to include gains on the sale of land in funds from operations. However, AMB’s interpretation of FFO, as adjusted, or FFOPS, as adjusted, may not be consistent with the views of others in the real estate investment trust industry, who may consider it to be a divergence from the NAREIT definition, and may not be comparable to funds from operations or funds from operations per share and unit reported by other real estate investment trusts that interpret the current NAREIT definition differently than AMB does. In connection with the formation of a joint venture, AMB may warehouse assets that are acquired with the intent to contribute these assets to the newly formed venture. Some of the properties held for contribution may, under certain circumstances, be required to be depreciated under U.S. GAAP. If this circumstance arises, AMB intends to include in its calculation of FFO, as adjusted, gains or losses related to the contribution of previously depreciated real estate to joint ventures. Although such a change, if instituted, will be a departure from the current NAREIT definition, AMB believes such calculation of FFO, as adjusted, will better reflect the value created as a result of the contributions. To date, AMB has not included gains or losses from the contribution of previously depreciated warehoused assets in FFO, as adjusted.
In addition, AMB calculates FFO, as adjusted, to exclude impairment and restructuring charges, debt extinguishment losses and the Series D preferred unit redemption discount. The impairment charges were principally a result of increases in estimated capitalization rates and deterioration in market conditions that adversely impacted values. The restructuring charges reflected costs associated with AMB’s reduction in global headcount and cost structure. Debt extinguishment losses generally included the costs of repurchasing debt securities. AMB repurchased certain tranches of senior unsecured debt to manage its debt maturities in response to the current financing environment, resulting in greater debt extinguishment costs. The Series D preferred unit redemption discount reflects the gain associated with the discount to liquidation preference in the Series D preferred unit redemption price less costs incurred as a result of the redemption. Although difficult to predict, these items may be recurring given the uncertainty of the current economic climate and its adverse effects on the real estate and financial markets. While not infrequent or unusual in nature, these items result from market fluctuations that can have inconsistent effects on AMB’s results of operations. The economics underlying these items reflect market and financing conditions in the short-term but can obscure AMB’s performance and the value of AMB’s long-term investment decisions and strategies. Management believes FFO, as adjusted, is significant and useful to both it and its investors. FFO, as adjusted, more appropriately reflects the value and strength of AMB’s business model and its potential performance isolated from the volatility of the current economic environment and unobscured by costs (or gains) resulting from AMB’s management of its financing profile in response to the tightening of the capital markets. However, in addition to the limitations of FFO Measures, as adjusted, generally discussed below, FFO, as adjusted, does not present a comprehensive measure of AMB’s financial condition and operating performance. This measure is a modification of the NAREIT definition of funds from operations and should not be used as an alternative to net income or cash as defined by U.S. GAAP.
AMB believes that the FFO Measures, as adjusted, are meaningful supplemental measures of its operating performance because historical cost accounting for real estate assets in accordance with U.S. GAAP implicitly assumes that the value of real estate assets diminishes predictably over time, as reflected through depreciation and amortization expenses. However, since real estate values have historically risen or fallen with market and other conditions, many industry investors and analysts have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient. Thus, the FFO Measures, as adjusted, are supplemental measures of operating performance for real estate investment trusts that exclude historical cost depreciation and amortization, among other items, from net income available to common stockholders, as defined by U.S. GAAP. AMB believes that the use of the FFO Measures, as adjusted, combined with the required U.S. GAAP presentations, has been beneficial in improving the understanding of operating results of real estate investment trusts among the investing public and making comparisons of operating results among such companies more meaningful. AMB considers the FFO Measures, as adjusted, to be useful measures for reviewing comparative operating and financial performance because, by excluding gains or losses related to sales of previously depreciated operating real estate assets and real estate depreciation and amortization, the FFO Measures, as adjusted, can help the investing public compare the operating performance of a company’s real estate between periods or as compared to other companies. While funds from operations and funds from operations per share are relevant and widely used measures of operating performance of real estate investment trusts, the FFO Measures, as adjusted, do not represent cash flow from operations or net income as defined by U.S. GAAP and should not be considered as alternatives to those measures in evaluating AMB’s liquidity or operating performance. The FFO Measures, as adjusted, also do not consider the costs associated with capital expenditures related to AMB’s real estate assets nor are the FFO Measures, as adjusted, necessarily indicative of cash available to fund AMB’s future cash requirements. Management compensates for the limitations of the FFO Measures, as adjusted, by providing investors with financial statements prepared according to U.S. GAAP, along with this detailed discussion of the FFO Measures, as adjusted, and a reconciliation of the FFO Measures, as adjusted, to net income available to common stockholders, a U.S. GAAP measurement.
See Consolidated Statements of Funds from Operations, as adjusted for a reconciliation of FFO, as adjusted, from net income available to common stockholders.
The following table reconciles projected FFO, as adjusted excluding AMB’s share of development gains (or “Core FFO, as adjusted”) from projected net income available to common stockholders for the years ended December 31, 2010 and 2011:

	2010		2011
	Low	High	Low	High
Projected net (loss) income available to common stockholders	$(0.01)	$0.05	$(0.03)	$0.07
AMB’s share of projected depreciation and amortization	1.33	1.33	1.36	1.36
AMB’s share of depreciation on development profits recognized to date	(0.01)	(0.01)	—	—
AMB’s share of gains on dispositions of operating properties recognized to date	(0.10)	(0.10)	—	—
Loss on early extinguishment of debt	0.02	0.02	—	—
Restructuring charges	0.03	0.03	—	—
Impact of additional dilutive securities, other, rounding	(0.03)	(0.03)	(0.03)	(0.03)

Projected Funds From Operations, as adjusted (FFO, as adjusted)	$1.23	$1.29	$1.30	$1.40

AMB’s share of development gains recognized to date	(0.03)	(0.03)	—	—

Projected FFO, as adjusted excluding AMB’s share of development gains (or “Core FFO, as adjusted”)(3)	$1.20	$1.26	$1.30	$1.40

Amounts are expressed per share, except FFO, as adjusted, and Core FFO, as adjusted, which are expressed per share and unit.

(2)	Represents amount of FFO allocated to outstanding unvested restricted shares. For the three and nine months ended September 30, 2010, there were 1,216 unvested restricted shares. For the three and nine months ended September 30, 2009, there were 920 unvested restricted shares.

(3)	As development gains are difficult to predict in the current economic environment, management believes Core FFO, as adjusted, is the more appropriate and useful measure to reflect its assessment of AMB’s projected operating performance.

CONSOLIDATED BALANCE SHEETS
(dollars in thousands)

	As of
	September 30, 2010	December 31, 2009
Assets
Investments in real estate
Total investments in properties	$6,871,262	$6,708,660
Accumulated depreciation and amortization	(1,219,307)	(1,113,808)

Net investments in properties	5,651,955	5,594,852
Investments in unconsolidated joint ventures	690,088	462,130
Properties held for sale or contribution, net	228,349	214,426

Net investments in real estate	6,570,392	6,271,408
Cash and cash equivalents and restricted cash	205,591	206,077
Accounts receivable, net	159,093	155,958
Other assets	188,650	208,515

Total assets	$7,123,726	$6,841,958

Liabilities and equity
Liabilities
Secured debt	$968,085	$1,096,554
Unsecured senior debt	1,571,271	1,155,529
Unsecured credit facilities	249,108	477,630
Other debt	278,443	482,883
Accounts payable and other liabilities	357,800	338,042

Total liabilities	3,424,707	3,550,638
Equity
Stockholders’ equity
Common equity	3,107,871	2,716,604
Preferred equity	223,412	223,412

Total stockholders’ equity	3,331,283	2,940,016
Noncontrolling interests
Joint venture partners	306,575	289,909
Limited partnership unitholders	61,161	61,395

Total noncontrolling interests	367,736	351,304

Total equity	3,699,019	3,291,320

Total liabilities and equity	$7,123,726	$6,841,958